UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 4, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080

(650) 238-9600
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 4, 2014, GlaxoSmithKline plc (GSK) and Theravance, Inc. announced GSK Japan launched ANORO® ELLIPTA® (umeclidinium/vilanterol), a new once-daily dual bronchodilator treatment for the relief of various symptoms due to airway obstruction with chronic obstructive pulmonary diseases (chronic bronchitis, pulmonary emphysema) (in the case where concurrent use of long-acting inhaled muscarinic antagonist and long-acting inhaled beta2 agonist is required).  The launch follows the recent approval by Japanese Ministry of Health, Labour and Welfare on July 4, 2014.  ANORO® is a combination of two bronchodilators in a single dry powder inhaler, the ELLIPTA®. It contains umeclidinium (UMEC), a long-acting muscarinic antagonist (LAMA) and vilanterol (VI), a long-acting beta2 agonist (LABA). The approved dose of UMEC/VI is 62.5/25mcg.  ANORO® ELLIPTA® has been developed under the 2002 collaboration agreement between Glaxo Group Limited and Theravance, Inc.  Theravance, Inc. is obligated to make a milestone payment of $10 million (USD) to GSK following the launch of ANORO® ELLIPTA® in Japan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 4, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Executive Officer